Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information, Contact:
Kara Bellamy	Laurie Berman
Chief Accounting Officer	PondelWilkinson Inc.
805.566.6100	310.279.5980
investor@qad.com	lberman@pondel.com

QAD Reports Fiscal 2020 Fourth Quarter and Full Year Financial Results

-- Strong Close to the Year; Fourth Quarter Subscription Margin Reaches 67 Percent --

SANTA BARBARA, Calif. – March 18, 2020 – QAD Inc. (Nasdaq: QADA) (Nasdaq: QADB), a leading provider of flexible, cloud-based enterprise software and services for global manufacturing companies, today reported financial results for the fiscal 2020 fourth quarter and full year ended January 31, 2020.

Fiscal 2020 Fourth Quarter Financial Results:

Total revenue for the fiscal 2020 fourth quarter was $78.6 million, compared with $82.7 million for the fiscal 2019 fourth quarter, reflecting an expected reduction in maintenance, professional services and license revenue. Subscription revenue grew 19 percent from the same period last year, and equaled 36 percent of total revenue, a seven-percentage point increase over last year’s fourth quarter.

Additional fiscal 2020 fourth quarter financial highlights, versus the same period last year, include:

●	Subscription revenue of $28.6 million, up from $24 million.
●	Subscription gross margin of 67 percent, versus 63 percent.
●	License revenue of $5.3 million, compared with $9.1 million.
●	Professional services revenue of $15.9 million, versus $19.1 million.
●	Maintenance and other revenue of $28.7 million, compared with $30.5 million.
●	GAAP pre-tax income of $764,000, versus $3.2 million.
●	Non-GAAP pre-tax income of $3.8 million, compared with $6 million.
●	GAAP net income of $410,000, or $0.02 per diluted Class A and Class B share, versus $4.9 million, or $0.24 per diluted Class A share and $0.21 per diluted Class B share.

“We finished the year with strong cloud bookings performance, driving recurring revenue to 73 percent of our total business, and further strengthening the company’s competitive position and stability,” said Anton Chilton, QAD’s Chief Executive Officer. “Notwithstanding the current external environment, we believe QAD remains well positioned to achieve our long-term strategic goals. In these disruptive times our customers can be assured that our resilient cloud and support operations help provide them with business continuity and risk mitigation.”

Fiscal 2020 Full Year Financial Results:

Total revenue for fiscal 2020 was $310.8 million, compared with $333 million for fiscal 2019. Currency had a $6.2 million negative impact compared with the prior year. Subscription revenue increased 17 percent to $107.2 million for the fiscal 2020 full year, compared with $91.9 million last year.

GAAP pre-tax loss was $3.6 million for fiscal 2020, compared with GAAP pre-tax income of $11.9 million for fiscal 2019. GAAP net loss was $15.9 million, or $(0.82) per Class A share and $(0.69) per Class B share for fiscal 2020, versus GAAP net income of $10.4 million, or $0.50 per diluted Class A share and $0.44 per diluted Class B share, for the last fiscal year. Non-GAAP pre-tax income for fiscal 2020 was $8.4 million, compared with $22.2 million last year.

QAD’s cash and equivalents balance at January 31, 2020 was $136.7 million, versus $139.4 million at January 31, 2019. Cash provided by operations for fiscal 2020 was $16.8 million, compared with $19 million one year ago.

Subscription Business Metrics:

●	Closed 99 new cloud deals during fiscal 2020, including 49 conversions and 50 new customers.
●	Annual bookings growth was 71% for fiscal 2020.
●	Subscription billings for fiscal 2020 grew by 23%, with a three-year CAGR of 29%.
●	Annual subscription revenue run rate was $120.5 million as of January 31, 2020.
●	Net dollar retention rate for fiscal 2020 was 108%.
●	Retention rate continues to be in excess of 90%.
●	Subscription backlog was $150.4 million as of January 31, 2020, a 31% increase from $114.7 million as of January 31, 2019.

Fiscal 2020 Fourth Quarter Operational Highlights:

●

Received orders from 21 customers representing more than $500,000 each in combined subscription, license, maintenance and professional services billings, including ten orders exceeding $1 million, three of which exceeded $2 million;

●

Received cloud or license orders from companies across QAD’s six vertical markets, including: Amtico Holdings Ltd, Aphena Pharma Solutions, Caterpillar Inc., Fujikura Ltd., GKN Plc, J-W Energy Company, Lesaffre International, Linxens, Louis Vuitton Moet Hennessy, Mark Anthony Brewing, Nexteer Automotive, Oticon A/S, Saint-Gobain SA, Solvay SA, Vascutek Ltd t/a Terumo Aortic, Visteon Corporation, and Xandor Automotive GmbH;

●	Earned verified status for QAD’s Adaptive UX from the Veracode Verified program, certifying that QAD’s software meets a high standard of application security;
●	Named to Food Logistics’ 2019 FL100+ Top Software and Technology Providers for the second straight year;
●	QAD DynaSys released DSCP 2019, its latest demand and supply chain planning software featuring robust, new functionality;
●	Appointed financial executive Kathy Crusco to the company’s board of directors; and
●	Added two key, senior sales executives, Mike Brunnick and Corey Rhodes, to strengthen the company’s North America and QAD Precision businesses, respectively.

Business Outlook:

Given the current uncertainty related to COVID-19 and its economic and social implications, we are not providing full year guidance at this time.  For our quarterly guidance, given the travel and other restrictions currently in place in most countries, our professional services and license revenues could vary significantly.  As a result, we are not providing our normal guidance and will only provide guidance for our recurring revenue, which consists of subscription revenue and maintenance revenue. We estimate first quarter recurring revenue will account for over 75% of our total revenues.

For the fiscal 2021 first quarter, QAD expects:

●	Subscription revenue of $31 million.
●	Maintenance revenue of $27 million.

Calculation of Earnings per Share (EPS)

EPS is reported based on the company’s dual-class share structure, and includes a calculation for both Class A and Class B shares. Since Class A shares have rights to 120% of dividends paid on Class B shares, net income is apportioned so that earnings per share attributable to a Class A share are 120% of earnings per share attributable to a Class B share.

Fiscal 2020 Fourth Quarter Financial Results Conference Call

When: Wednesday, March 18, 2020

Time: 2:00 p.m. PT (5:00 p.m. ET)

Phone: 844-291-6360 (domestic); 234-720-6993 (international); access code 9882663

Replay: Accessible through midnight March 25, 2020; 866-207-1041(domestic); 402-970-0847 (international); access code 3185666

Webcast: Accessible at www.qad.com; archive available for approximately one year

Note about Non-GAAP Financial Measures

QAD has disclosed non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margins and non-GAAP pre-tax income in this press release for the fiscal 2020 fourth quarter and full year. These are non-GAAP financial measures as defined by SEC Regulation G. QAD defines the non-GAAP measures as follows:

●

Non-GAAP adjusted EBITDA - EBITDA is GAAP net income before net interest expense, income tax expense, depreciation and amortization. Non-GAAP adjusted EBITDA is EBITDA less stock-based compensation expense and the change in the fair value of the interest rate swap.

●	Non-GAAP adjusted EBITDA margins - Calculated by dividing non-GAAP adjusted EBITDA by total revenue.
●

Non-GAAP pre-tax income - GAAP income before income taxes not including the effects of stock-based compensation expense, amortization of purchased intangible assets and the change in fair value of the interest rate swap.

QAD’s management uses non-GAAP measures internally to evaluate the business and believes that presenting non-GAAP measures provides useful information to investors regarding the company’s underlying business trends and performance of the company’s ongoing operations as well as useful metrics for monitoring the company’s performance and evaluating it against industry peers. The non-GAAP financial measures presented should be used in addition to, and in conjunction with, results presented in accordance with GAAP, and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the company’s consolidated financial statements in their entirety and to not rely on any single financial measure in evaluating the company.

Tables providing a reconciliation of the non-GAAP measures to their most comparable GAAP measures are included at the end of this press release.

QAD non-GAAP measures reflect adjustments based on the following items:

Stock-based compensation expense: The company has excluded the effect of stock-based compensation expense from its non-GAAP adjusted EBITDA and non-GAAP pre-tax income calculations. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense which generally requires cash settlement by QAD, and therefore is not used by the company to assess the profitability of its operations. The company also believes the exclusion of stock-based compensation expense provides a more useful comparison of its operating results to the operating results of its peers.

Amortization of purchased intangible assets: The company amortizes purchased intangible assets in connection with its acquisitions. QAD has excluded the effect of amortization of purchased intangible assets, which include purchased technology and customer relationships, from its non-GAAP pre-tax income calculation, because doing so makes internal comparisons to the company’s historical operating results more consistent. In addition, the company believes excluding amortization of purchased intangible assets provides a more useful comparison of its operating results to the operating results of its peers.

Change in fair value of the interest rate swap: The company entered into an interest rate swap to mitigate its exposure to the variability of one-month LIBOR for its floating rate debt related to the mortgage of its headquarters. QAD has excluded the gain/loss adjustments to record the interest rate swap at fair value from its non-GAAP adjusted EBITDA and non-GAAP pre-tax income calculations. The company believes that these fluctuations are not indicative of its operational costs or meaningful in evaluating comparative period results because the company currently has no intention of exiting the debt agreement early; and therefore over the life of the debt the sum of the fair value adjustments will be $0.

About QAD – The Effective Enterprise

QAD Inc. (NASDAQ: QADA) (NASDAQ: QADB) is a leading provider of flexible, cloud-based enterprise software and services for global manufacturing companies. QAD Adaptive ERP for manufacturing supports operational requirements in the areas of financials, customer management, supply chain, manufacturing, service and support, analytics, business process management and integration. QAD's portfolio includes related solutions for quality management software, supply chain management software, transportation management software and B2B interoperability. Since 1979, QAD solutions have enabled customers in the automotive, consumer products, food and beverage, high tech, industrial manufacturing and life sciences industries to better align operations with their strategic goals to become Effective Enterprises.

To learn more, visit www.qad.com or call +1 805-566-6000.

“QAD” is a registered trademark of QAD Inc. All other products or company names herein may be trademarks of their respective owners.

Note to Investors: This press release contains certain forward-looking statements made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding projections of revenue, income and loss, capital expenditures, plans and objectives of management regarding the company's business, future economic performance or any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements are based on the company's current expectations.  Words such as "expects," "believes," "anticipates," "could," "will likely result," "estimates," "intends," "may," "projects," "should," "would," "might," "plan" and variations of these words and similar expressions are intended to identify these forward-looking statements.  A number of risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements.  These risks include, but are not limited to: risks associated with the COVID-19 (novel coronavirus) pandemic or other catastrophic events that may harm our business; adverse economic, market or geo-political conditions that may disrupt our business; our cloud service offerings, such as defects and disruptions in our services, our ability to properly manage our cloud service offerings, our reliance on third-party hosting and other service providers, and our exposure to liability and loss from security breaches; demand for the company's products, including cloud service, licenses, services and maintenance; pressure to make concessions on our pricing and changes in our pricing models; protection of our intellectual property; dependence on third-party suppliers and other third-party relationships, such as sales, services and marketing channels; changes in our revenue, earnings, operating expenses and margins; the reliability of our financial forecasts and estimates of the costs and benefits of transactions; the ability to leverage changes in technology; defects in our software products and services; third party opinions about the company; competition in our industry; the ability to recruit and retain key personnel; delays in sales; timely and effective integration of newly acquired businesses; economic conditions in our vertical markets and worldwide; exchange rate fluctuations; and the global political environment.  For a more detailed description of the risk factors associated with the company and factors that may affect our forward-looking statements, please refer to the company's latest Annual Report on Form 10-K and, in particular, the section entitled "Risk Factors" therein, and in other periodic reports the company files with the Securities and Exchange Commission thereafter.  Management does not undertake to update these forward-looking statements except as required by law.

(financial tables follow)

QAD Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2020	2019	2020	2019
Revenue:
Subscription	$28,646	$24,048	$107,168	$91,861
License	5,293	9,110	16,570	25,568
Maintenance and other	28,712	30,478	117,896	122,936
Professional services	15,901	19,070	69,138	92,651
Total revenue	78,552	82,706	310,772	333,016
Cost of revenue:
Subscription	9,591	8,880	38,451	34,128
License	653	942	2,308	2,714
Maintenance and other	7,349	7,952	29,702	31,307
Professional services	15,633	19,246	69,448	87,735
Total cost of revenue	33,226	37,020	139,909	155,884
Gross profit	45,326	45,686	170,863	177,132
Operating expenses:
Sales and marketing	21,262	20,312	82,115	78,207
Research and development	13,247	13,319	54,726	53,993
General and administrative	10,398	8,425	39,442	35,248
Amortization of intangibles from acquisitions	68	66	268	111
Total operating expenses	44,975	42,122	176,551	167,559
Operating income (loss)	351	3,564	(5,688)	9,573
Other (income) expense:
Interest income	(574)	(687)	(2,782)	(2,600)
Interest expense	153	155	630	643
Other expense (income), net	8	922	68	(387)
Total other (income) expense, net	(413)	390	(2,084)	(2,344)
Income (loss) before income taxes	764	3,174	(3,604)	11,917
Income tax expense (benefit)	354	(1,762)	12,345	1,489
Net income (loss)	$410	$4,936	$(15,949)	$10,428

Net income (loss)	$410	$4,936	$(15,949)	$10,428
Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments	(406)	1,177	(684)	(833)
Total comprehensive income (loss)	$4	$6,113	$(16,633)	$9,595

Diluted income (loss) per share
Class A	$0.02	$0.24	$(0.82)	$0.50
Class B	$0.02	$0.21	$(0.69)	$0.44

Diluted Weighted Shares
Class A	17,937	17,675	16,709	17,852
Class B	3,405	3,398	3,289	3,422

QAD Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	January 31,	January 31,
	2020	2019
Assets
Current assets:
Cash and equivalents	$136,717	$139,413
Short-term investments	-	1,200
Accounts receivable, net	80,968	81,577
Other current assets	24,952	22,150
Total current assets	242,637	244,340

Property and equipment, net	28,687	29,621
Lease right-of-use assets, net	18,329	-
Capitalized software costs, net	1,922	1,598
Goodwill	12,388	12,423
Long-term deferred tax assets, net	5,834	16,172
Other assets, net	13,007	13,020

Total assets	$322,804	$317,174

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$503	$487
Lease liabilities	4,371	-
Accounts payable and other current liabilities	49,740	50,250
Deferred revenue	118,413	115,253
Total current liabilities	173,027	165,990

Long-term debt	12,341	12,836
Long-term lease liabilities	14,612	-
Other liabilities	6,759	5,101

Stockholders' equity:
Common stock	21	20
Additional paid-in capital	197,824	196,723
Treasury stock	(3,226)	(7,350)
Accumulated deficit	(70,209)	(48,485)
Accumulated other comprehensive loss	(8,345)	(7,661)
Total stockholders' equity	116,065	133,247

Total liabilities and stockholders' equity	$322,804	$317,174

QAD Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Twelve Months Ended
	January 31,
	2020	2019

Net cash provided by operating activities	$16,845	$19,007

Cash flows from investing activities:
Purchase of property and equipment	(5,669)	(4,336)
Acquisition of businesses, net of cash acquired	-	(2,655)
Purchase of short-term investments	(1,200)	(1,200)
Proceeds from sale of short-term investments	2,400	-
Capitalized software costs	(1,243)	(1,067)
Net cash used in investing activities	(5,712)	(9,258)

Cash flows from financing activities:
Repayments of debt	(530)	(468)
Tax payments related to stock awards	(6,128)	(8,744)
Cash dividends paid	(5,617)	(5,479)
Net cash used in financing activities	(12,275)	(14,691)

Effect of exchange rates on cash and equivalents	(1,554)	(2,668)
Net decrease in cash and equivalents	(2,696)	(7,610)
Cash and equivalents at beginning of period	139,413	147,023
Cash and equivalents at end of period	$136,717	$139,413

QAD Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2020	2019	2020	2019

Total revenue	$78,552	$82,706	$310,772	$333,016

Net income (loss)	410	4,936	(15,949)	10,428
Add back:
Net interest income	(421)	(532)	(2,152)	(1,957)
Depreciation	1,281	1,163	5,198	4,734
Amortization	382	251	1,316	772
Income tax expense (benefit)	354	(1,762)	12,345	1,489
EBITDA	$2,006	$4,056	$758	$15,466
Add back:
Stock-based compensation expense	2,958	2,504	11,354	10,122
Change in fair value of interest rate swap	16	249	368	51
Adjusted EBITDA	$4,980	$6,809	$12,480	$25,639
Adjusted EBITDA margin	6%	8%	4%	8%

Non-GAAP pre-tax income reconciliation

Income (loss) before income taxes	$764	$3,174	$(3,604)	$11,917
Add back
Stock-based compensation expense	2,958	2,504	11,354	10,122
Amortization of purchased intangible assets	74	73	295	125
Change in fair value of interest rate swap	16	249	368	51
Non-GAAP income before income taxes	$3,812	$6,000	$8,413	$22,215